CALTON, INC.
                                   FORM 10-K
                    FOR FISCAL YEAR ENDED NOVEMBER 30, 1996

                                 EXHIBIT 10-1
                          1996 EQUITY INCENTIVE PLAN


1.   Definitions.

     In this Plan, the following definitions apply:

     1.01. "Appreciation Rights Election" means the method of exercising an Option pursuant to which shares of Common Stock subject to the Option are sold to cover the payment to the Company of the Option's aggregate exercise price and the payment of fifty percent (50%) of the Appreciated Value in cash to the Participant, with the Participant receiving the remaining fifty percent (50%) of the amount of the Appreciated Value in shares of Common Stock (as such proportion may be adjusted by the Committee pursuant to Section 10 of the
Plan).

     1.02. "Appreciated Value" means an amount equal to the difference between the aggregate fair market value of the shares of Common Stock subject to the Option and the aggregate exercise price of the Option on the date of exercise. For purposes of this definition, fair market value of the shares of the Common Stock shall be the price at which such shares are sold on the date of exercise.

     1.03.  "Board" means the Board of Directors of the Company.

     1.04. "Change in Control" means (a) an event or series of events by which any "person" (as such term is defined in Section 2(2) of the Securities Act of 1933, as amended), or any affiliate of such Person (when applied to any Person, an affiliate shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person), or Persons and affiliates of such Persons acting in concert, shall, whether in a single transaction or a series of related transactions, acquire directly or indirectly an amount of the Company's voting stock representing thirty-five percent (35%) or more of the total voting power of the outstanding voting securities of the Company having the right under ordinary circumstances to vote in an election of the Board, or (b) the consummation of a merger, reorganization or recapitalization in which the Company is the surviving entity, and in which, after the consummation of the transaction, the shareholders of the Company immediately prior to the consummation of the transaction shall not continue to beneficially own securities representing sixty-five percent (65%) or more of the total voting power of the outstanding voting securities of the Company having the right under ordinary circumstances to vote in an election of the Board.

     1.05. "Code" means the Internal Revenue Code of 1986, as amended, and the rule and regulations promulgated thereunder.

     1.06. "Committee" means the Compensation Committee of the Board, all of the members of which shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended, or any similar successor rule, and "outside directors" as defined in proposed rule 1.162-27(e)(3) under the Code or any final or similar successor rule.

     1.07.  "Company" means Calton, Inc.

     1.08. "Corporate Transaction" means a transaction such as a merger (other than a merger intended solely to change the Company's jurisdiction of incorporation), consolidation, reorganization, recapitalization, or sale of all or substantially all of the Company's assets (other than a sale of assets to a Subsidiary or other affiliated entity of the Company).

     1.09.  "Director" shall mean a member of the Company's Board.

     1.10. "Exercise Sell" means the method of exercising an Option pursuant to which shares of Common Stock subject to the Option are sold to cover payment of the Option's aggregate exercise price.


     1.11. "Fair Market Value" means the arithmetic average of the highest and lowest sales prices of the Common Stock reported by the American Stock Exchange on a particular date, or if there is no sale on such date, then the average of such high and low sales prices on the last previous date on which a sale of the Common Stock is reported.

     1.12. "Incentive Stock Option" means an option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Committee designates as such when granting the option.

     1.13. "Just Cause" shall mean: (i) a Participant's conviction for a felony or for fraud; (ii) a Participant engaging in any conduct, by way of act or omission, which in the opinion of the Board has the potential to cause, or does cause, a material adverse effect on the Company's business; (iii) a Participant failing to return from authorized leave from the Company; (iv) a Participant being found to be under the influence of, or to have distributed, any illegal narcotic substance while on the Company's premises, including any project site of the Company; (v) a Participant acting dishonestly or committing theft of Company property; or (vi) the work performance of a Participant failing to meet Company standards.

     1.14. "Nonqualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option and that the Committee designates as such when granting the Option, or an Option granted under the Plan that does not qualify as an Incentive Stock Option.

     1.15. "Option" means an option to purchase shares of Common Stock granted under the Plan in accordance with the terms of the Plan and related Option Agreement, if any.

     1.16. "Option Agreement" means a written agreement which the Committee may authorize the Company to enter into with a Participant in order to implement a grant of an Option by the Committee.

     1.17. "Participant" means an employee of the Company or a Director to whom an Option has been granted.

     1.18.  "Plan" means the Calton, Inc. 1996 Equity Incentive Plan.

     1.19. "Subsidiary" means a corporation in which the Company owns a majority of the total combined voting power of all classes of stock, either directly or through one or more other Subsidiaries.

     1.20. "Tax Withholding Amount" means the amount, if any, which, upon the exercise of an Option or an election by a Participant under Section 83(b) of the Code, the Company or a Subsidiary may be required to withhold in order to obtain a federal and/or state income tax deduction, such amount which shall be paid to the Company by the Participant.

     1.21. "Tender Offer" means a tender offer for fifty percent (50%) or more of the Company's voting stock regardless of whether or not the Company will continue as a separate entity upon the consummation of the Tender Offer.


2.   Purpose.

     The purpose of this Plan is to advance the interests of the shareholders of the Company by enhancing the ability of the Company to (i) induce certain employees, who are in a position to make significant contributions to the Company and its Subsidiaries, to remain in the employ of the Company and its Subsidiaries; (ii) attract and retain new employees who can make significant contributions to the success of the Company and its Subsidiaries; (iii) attract and retain the services of experienced and knowledgeable Directors; and (iv) more closely align the interests of such employees and Directors with the Company's shareholders and to encourage such employees and Directors to take into account the long-term interests of the Company by securing or increasing on reasonable terms their stock ownership in the Company. The Plan will also serve as a vehicle for the issuance of registered shares of Common Stock to any Director who elects to receive the annual retainer fee, Board meeting fees and Board committee fees in the form of shares of Common Stock as provided for in
Section 17 of this Plan.


3.   Shares Subject to Plan.

     The aggregate number of shares of Common Stock reserved for issuance under the Plan shall be two million (2,000,000), subject to any adjustment pursuant to Section 11 herein. The shares of Common Stock to be issued under the Plan upon the exercise of an Option shall be made available either from authorized but unissued shares of the Company's Common Stock or from shares of the Company's Common Stock held by the Company as treasury shares, including shares of Common Stock acquired by the Company in open market and private transactions.

     The shares of Common Stock issued under the Plan shall be subject to the terms and conditions specified in the Plan and related Option Agreements, if any, and to such other terms and conditions as the Committee may provide. If any Option expires or terminates for any reason without having been exercised in full, a new Option may thereafter be granted to acquire the unpurchased shares of Common Stock subject to such expired or terminated Option.


4.   Administration.

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of any related Option Agreements, to determine the employees of the Company and its Subsidiaries who will be selected as Participants under the Plan, to determine the terms and prices at which Options shall be granted, the number of shares of Common Stock to be subject to each Option, the periods during which each Option shall be exercisable, whether such Option shall be an Incentive Stock Option or a Nonqualified Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants to the Company and its Subsidiaries, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

     The Committee's determination of the matters referred to herein shall be final and conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, in which any Committee member may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted under the Plan, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such Committee member acted in good faith and in a manner which the member believed to be in, and not opposed to, the best interests of the Company and its shareholders.


5.   Eligibility.

     The Committee may grant Options under the Plan to (a) employees of the Company or a Subsidiary, including employees who are members of the Board, and
(b) employees of a corporation or noncorporate entity which has been acquired by the Company or a Subsidiary, who hold options with respect to the stock or other equity interests of such corporation or noncorporate entity which the Company or a Subsidiary has agreed to assume. Nonqualified Stock Options shall be granted to non-employee Directors as formula awards pursuant to the terms set forth in Section 18 of this Plan. Further, the Committee can authorize the issuance of shares of Common Stock to any member of the Board who has elected to receive the annual retainer fee for serving on the Board, Board meeting fees or Board committee fees in the form of shares of the Company's Common Stock as provided for in Section 17 of this Plan.


6.   Option Price.

     The exercise price of an Option shall be equal to the Fair Market Value of the Common Stock on the date of grant; provided, however, that (i) with respect to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price of an Incentive Stock Option granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) with respect to any Option repriced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Stock on the date such Option is repriced.


7.   Option Term.

     Except as otherwise provided in Section 18 hereof, an Option shall be granted for such term as the Committee shall determine, not in excess of ten
(10) years from the date of grant thereof; provided, however, that a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company may not be granted an Incentive Stock Option with a term greater than five (5) years from the date of grant.


8.   Limitation on Amount of Options Granted.

     The Chief Executive Officer of the Company, may not be granted Options for more than fifty percent (50%) of all shares of Common Stock reserved for issuance under the Plan. Each other Participant under the Plan may not be granted options for more than thirty-five percent (35%) of all shares of Common Stock reserved for issuance under the Plan.


9.   Exercise of Options.

     Except as otherwise provided in Sections 11, 12 and 18 hereof, and except as otherwise provided below with respect to an Incentive Stock Option, upon granting an Option, the Committee shall determine the date or dates on which such Option shall become exercisable. The Options and the shares issuable upon the exercise of such Options may be subject to such conditions and forfeiture provisions as the Committee may determine, including, but not limited to, the achievement of business objectives and individual, division and Company performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an Incentive Stock Option granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.


10.  Methods of Exercise and Payment of Option Price.

     An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of Common Stock subject to such Option and payment to the Company of the aggregate amount of the exercise price for the number of shares of Common Stock so specified in the notice. Payment of the Option's exercise price can be made in cash, by cashier's check or certified bank check, in kind by the delivery of shares of Common Stock having a Fair Market Value on the date preceding the date of exercise equal to the portion of the option price so paid and which have been owned and held by the Participant for a period not less than six (6) months. Upon receipt of written notice evidencing a Participant's intent to exercise an Option, or an election by a Participant under Section 83(b) of the Code, the Company will inform the Participant of the Amount of the Tax Withholding Amount, if any, which the Participant shall be required to remit to the Company before the shares of Common Stock will be issued to the Participant.

     With respect to Nonqualified Stock Options granted under the Plan and held by the Participant for six (6) months or longer, a Participant can also pay all or part of any such Option's exercise price pursuant to the Exercise Sell or Appreciation Rights Election methods; provided, however, that if a Participant chooses to pay all or part of the exercise price pursuant to the Appreciation Rights Election method, the Committee shall have the sole discretion to determine the form in which payment of the Appreciated Value will be made to the Participant, including all cash, all shares of Common Stock or any other combination thereof. Fractional shares will not be issued to a Participant who exercises an Option pursuant to the Appreciation Rights Election method. The value of any fractional shares shall be paid in cash to the Participants.

     The shares of Common Stock to be sold in order to pay (i) the exercise price under the Exercise Sell method, or (ii) the exercise price and amount of the cash payment of the Appreciated Value under the Appreciation Rights Election method shall be sold by or on behalf of the Participant in an open market transaction on the date of exercise and the Participant shall not be liable for any cost of such sale. If a Participant elects to exercise an Option pursuant to the Exercise Sell or Appreciation Rights Election method, then the Tax Withholding Amount, if any, shall, in the Participant's discretion, also be covered by the sale of shares of Common Stock subject to the Option being exercised. The Participant shall be entitled to receive any remaining proceeds from the sale of shares of Common Stock which are not applied against the exercise price and Tax Withholding Amount under the Exercise Sell method, or the exercise price, cash portion of the Appreciated Value and the Tax Withholding Amount under the Appreciation Rights Election method.


11.  Adjustment of Shares.

     11.01. In the event there is any change in the capital stock of the Company pursuant to a stock split, share combination, stock dividend or Corporate Transaction in which the Company is the surviving entity, except as otherwise provided in Subsection 11.02 below, each outstanding Option shall apply to the securities to which a holder of the number of shares of Common Stock subject to an Option shall be entitled to receive in connection with any such transaction. The Committee shall also have the discretion to make any other changes to an Option, including, without limitation, additional changes in the number or character of the shares of Common Stock subject to an Option, or in the exercise price of an Option, in order to protect such Option from dilution or diminution in value upon the occurrence of any of the above transactions.

     11.02. In the event of a Corporate Transaction in which the Company is not the surviving entity, or a Corporate Transaction in which the Company is the surviving entity and in which the outstanding shares of Common Stock shall be, pursuant to the operation of law or terms of the Corporate Transaction, changed into or exchanged for securities of another corporation, interests in a noncorporate entity, other property (including cash), or any combination of the foregoing, a Participant can elect within thirty (30) days of receipt of notice of such Corporate Transaction to accelerate all unvested Options and exercise them or any part thereof. The Participant's exercise of any Options and the issuance of shares of Common Stock to the Participant in connection with any such Corporate Transaction shall be conditioned upon the consummation of the Corporate Transaction; provided, however, that such condition shall not preclude the Participant from receiving, with respect to the shares of Common Stock issuable upon the exercise of such Option, the consideration issuable or payable in respect of the shares of Common Stock pursuant to such Corporate Transaction. If, in exercising a Nonqualified Stock Option as a result of a Corporate Transaction, the Exercise Sell or Appreciation Rights Election method is not available to a Participant for any reason including, without limitation, the absence of a trading market for the Common Stock on the date of consummation of the Corporate Transaction, the Participant shall be entitled to receive, without the payment of consideration, the number of shares of Common Stock issuable upon exercise of the Option less the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price on the date the election to exercise the Option is made by the Participant.

     Alternatively, within ten (10) days of receiving notice of the Company's decision to enter into any such Corporate Transaction, a Participant may provide the Company with written notice that the Board shall provide that the surviving entity will grant the Participant substitute options to purchase securities of the surviving entity in exchange for the Participant's Options. The underlying securities of such substitute options shall have a fair market value equal to the highest aggregate Fair Market Value of all shares of Common Stock subject to the Participant's Options, whether exercisable or not, for the period commencing with the date of the public announcement of the Corporate Transaction and ending with the effective date of the Corporate Transaction. The substitute options shall be issued with an aggregate exercise price equal to the aggregate exercise price of the shares of Common Stock subject to the Participant's Options and with terms and conditions comparable to the terms and conditions of the Plan and any related Option Agreement.

     However, if a Participant elects to have the Board provide substitute options, the Board, in its discretion, may elect, within ten (10) days of receiving notice from the Participant, to repurchase all of the Participant's Options, whether exercisable or not, within sixty (60) days of the effective date of the Corporate Transaction. The amount paid the Participant for the repurchase of the Participant's Options shall be equal to the difference between the highest aggregate Fair Market Value of the shares of Common Stock subject to the Participant's Options for the period commencing with the date of public announcement of the Corporate Transaction and ending with the effective date of the Corporate Transaction and the aggregate exercise price of the Participant's Options. This repurchase right can also be exercised by the surviving entity.

     If the Board notifies a Participant of its decision to exercise this repurchase right, then a Participant shall be entitled to elect to exercise all of the Participant's Options during the remainder of the thirty (30) day period from the receipt of notice of the Corporate Transaction as described in the first paragraph of this Subsection 11.02.

     11.03. In the event of a Tender Offer, all of a Participant's Options shall become immediately exercisable, and may be exercised at any time prior to the expiration date of such Options. Alternatively, within ten (10) days of receiving notice of the commencement of a Tender Offer, the Participant can provide the Company with written notice that the Company shall repurchase all of the Participant's Options, whether exercisable or not, for an amount equal to the difference between the highest aggregate Fair Market Value of the shares of Common Stock subject to the Participant's Options for the period commencing with the date of public announcement of the Tender Offer and ending with the effective date of the Tender Offer and the aggregate exercise price of the Participant's Options. The Company's obligation to repurchase the Participant's Options shall be subject to any restriction, limitation, or prohibition contained in any agreement to which the Company is a party.

     11.04. In the event of a Change in Control, all of a Participant's Options shall become immediately exercisable and may be exercised at any time prior to the expiration dates of such Options. Alternatively, within ten (10) days of receipt of notice from the Company of a Change in Control, such notice which shall be furnished promptly upon the Company receiving notice thereof, the Participant can provide the Company with written notice that the Company shall repurchase all of the Participant's Options, whether exercisable or not, for an amount equal to the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Participant's Options on the date of the Change in Control and the aggregate exercise price of the Participant's Options. The Company's obligation to repurchase the Participant's Options shall be subject to any restriction, limitation or prohibition contained in any agreement to which the Company is a party.

     11.05. In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in Subsection 11.02 of this Section), all outstanding Options under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant, and each such Participant shall have the right during such period to exercise all of the Participant's outstanding Options, whether exercisable or not.

     11.06. Notwithstanding the exercise provisions in Subsections 11.01 -
11.05 of this Section 11, if the Company's legal counsel should determine that an extension of time for the exercise of any Option is necessary in order to allow the Participant to acquire the shares of Common Stock subject to the option in compliance with federal and state securities laws, the Committee shall extend said time of exercise for whatever additional period of time is necessary, in counsel's judgment, to allow such compliance. In the event the treatment of any Incentive Stock Option under Subsections 11.01 - 11.05 of this
Section 11 could be determined to be a disqualifying disposition with respect to the favorable tax consequences of Incentive Stock Options under Sections 421 and 422 of the Code, the Company shall promptly notify each Participant as to whether or not the desired treatment of the Participant's Incentive Stock Options could result in a disqualifying disposition and the effect thereof.


12.  Death, Disability, Retirement and Termination.

     12.01. In the event the employment relationship between the Participant and the Company or any of its Subsidiaries is terminated by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), all of the Participant's Options shall become immediately exercisable. The Participant, or the Participant's designated beneficiary or estate, shall have two (2) years from such date of termination to exercise all or any part of a Nonqualified Stock Option, and one (1) year from such date of termination to exercise all or any part of an Incentive Stock Option.

     12.02. If a Participant resigns as an employee from the Company or any Subsidiary, the Participant shall have one (1) year for a Nonqualified Stock Option, or three (3) months for an Incentive Stock Option, from such date of termination to exercise all or any part of such Option which is fully vested on or before the date of termination.

     12.03. In the event a Participant, who has been employed by the Company or a Subsidiary for one (1) year or more, is terminated by the Company for any reason other than for Just Cause, each Option, or any part thereof, scheduled to vest on the succeeding anniversary date of the grant of the Option following the date of termination shall become immediately exercisable, and the Participant shall have two (2) years from the date of termination to exercise all or any part of a Nonqualified Stock Option, or three (3) months from such date of termination to exercise all of any part of an Incentive Stock Option. For any Participant who has been employed by the Company or a Subsidiary for less than one (1) year, the Participant shall have thirty (30) days, or seven
(7) months (except for an Incentive Stock Option) if the Participant is an officer, Director or more than ten percent (10%) beneficial owner of the Company, from the date of such termination in which to exercise all or part of those Options which is fully vested on or before such date of termination.

     12.04. If the Participant is terminated by the Company for Just Cause, the Participant shall have thirty (30) days, or seven (7) months (except for an Incentive Stock Option) if such Participant is an officer, Director or ten percent (10%) beneficial owner of the Company, from the date of termination to exercise all or part of those Options which is fully vested on or before the date of termination.

     12.05. With respect to Nonqualified Stock Options granted to non-employee Directors as formula awards pursuant to Section 18 of this Plan, upon the death or "disability" (as such term is defined in Section 22(e)(3) of the Code) of the Director, the Director, or the Director's designated beneficiary or Estate, shall have two (2) years from the date of death or disability to exercise all or any part of a Nonqualified Stock Option. If a non-employee Director resigns from the Board or does not stand for reelection to the Board, or, if a non-employee Director is removed from the Board for any reason, including if the Director is not reelected to the Board by the shareholders, the Director shall have ninety (90) days from the date on which the Director ceases to be a member of the Board to exercise any portion of a Nonqualified Stock Option which is fully vested on or before such date the Director ceases to be a member of the Board.


13.  Non-Transferability of Option.

     No Option shall be transferable (including pledged or encumbered) by a Participant otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during a Participant's lifetime only by the Participant.


14.  Amendments and Discontinuance.

     Except as provided for in Section 18 of this Plan with respect to the formula award provisions, the Board may amend, suspend, discontinue, or terminate the Plan, subject to shareholder approval if so required by any applicable federal or state securities laws, tax laws or corporate statute. No action of the Board, however, may, without the consent of a Participant alter or impair any Option previously granted to the Participant under the Plan.

15.  Successors and Assigns.

     The provisions of the Plan shall be binding upon all successors and assigns of any Participant acquiring shares of Common Stock under the Plan, including, without limitation, the estate of any such Participant and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.


16.  Effective Date and Termination Date of the Plan.

     The Plan shall be effective as of January 31, 1996, and shall terminate on January 30, 2006. No Options shall be granted under the Plan subsequent to such date. Options granted on or before the termination date shall remain exercisable after the termination of the Plan in accordance with their respective terms.


17.  Director's Fees.

     Subject to the limitation contained in Section 3 of this Plan on the number of shares of Common Stock which may be issued pursuant to this Plan, any member of the Board who provides written notice to the Company shall be entitled to receive all or a portion of the member's annual board retainer fee, Board meeting fees, and Board committee fees in the form of shares of the Company's Common Stock. Any member of the Board who desires to receive all or any part of such Board fees in shares of Common Stock must provide the Chief Financial Officer of the Company with written notice of the member's election (an "Election") to receive payment of Board fees in this form no later than five (5) business days prior to the payment of such fees. Shares of Common Stock with an aggregate Fair Market Value, on the date preceding the date of payment of Board fees, equal to the aggregate amount of such Board fees shall be issued to the Board member no later than fifteen (15) business days following the date of payment of such Board fees by the Company.


18.  Formula Awards.

     Each time an individual, who is not an employee of the Company or any Subsidiary, is elected or reelected as a Director by the shareholders of the Company, the Director shall receive, on such date of election or reelection as the case may be, a grant of Nonqualified Stock Options to acquire ten thousand (10,000) shares of Common Stock, and each such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on such date of grant. Each Nonqualified Stock Option granted to a non-employee Director pursuant to this Section 18 shall have a term of five (5) years from the date of grant and shall vest and become fully exercisable on the first anniversary of such date of grant. In order for a non-employee Director to be granted the Nonqualified Stock Options upon reelection to the Board, the Director must have attended seventy-five percent (75%) of all Board meetings and seventy-five percent (75%) of all Board committee meetings, of which the Director is a member, called and held during the previous twelve (12) months while such Director was a member of the Board and committee(s). The provisions of this
Section 18 of the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

19.  Miscellaneous.

     19.01. Any and all funds held by the Company under the Plan may be used for any corporate purpose.

     19.02. Nothing contained in the Plan, any Option Agreement executed in connection with the Plan, or any Option granted under the Plan, shall confer upon a Participant any right to be continued in the employment of the Company or any Subsidiary, or interfere in any way with the right of the Company or its Subsidiaries to terminate the employment relationship at any time.

     19.03. No Options may be granted nor may Common Stock be purchased under this Plan until the Company has taken all actions then required to comply with the Securities Act of 1933, as amended, and any other applicable state securities laws and any exchange on which the Common Stock may be listed.

     19.04. The Company shall take any reasonable and appropriate action which is necessary, including, without limitation, the filing of a Form S-8 Registration Statement with the Securities and Exchange Commission, to effect the registration of the shares of Common Stock reserved for issuance under this Plan under the Securities Act of 1933, as amended.

As Amended through January 30, 1997